As filed with the Securities and Exchange Commission on March 1, 2019

Registration No. 333-181981
Registration No. 333-224663

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-181981)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (No. 333-224663)
UNDER THE SECURITIES ACT OF 1933
TAHOE RESOURCES INC.
(Exact name of Registrant as specified in its charter)
British Columbia, Canada	27-1840120
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
5310 Kietzke Lane, Suite 200
Reno, Nevada, USA 89511
(Address of Principal Executive Offices)
Amended and Restated Share Option and Incentive Share Plan
Performance Share Award Plan
(Full title of the plans)
Tahoe Resources USA Inc.
5310 Kietzke Lane, Suite 200
Reno, Nevada, USA 89511
Tel: (775) 448-5800
(Name, address, and telephone number of agent for service)
With Copies To:
David Stone
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street, Suite 1700
Chicago, Illinois  60602
Tel: (312) 269-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements of Tahoe Resources Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission:
●
Registration Statement No. 333-181981 registering 8,418,174 of the Company’s common shares (the “Common Shares”) for issuance under the Amended and Restated Share Option and Incentive Plan (the “Incentive Plan”); and

●	Registration Statement No. 333-224663, registering an additional 10,226,100 Common Shares for issuance under the Plan and the Performance Share Award Plan.
In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on March 1, 2019.
0799714 B.C. LTD, as successor to TAHOE RESOURCES INC.

By:	/s/ Christopher Lemon
Name: Christopher Lemon
Title: Director

Note: Effective February 22, 2019, 0799714 B.C. Ltd, a company incorporated pursuant to the laws of British Columbia, Canada, became the successor corporation to Tahoe Resources Inc.
Other than the signature of the Authorized Representative pursuant to Section 6(a) of the Securities Act of 1933, as amended (the “Securities Act”), no other person is required to sign this Post-Effective Amendment to the Registration Statement pursuant to Rule 478 of the Securities Act.

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this this Post-Effective Amendment to the above-referenced Registration Statements, solely in the capacity of the duly authorized representative of Tahoe Resources Inc. in the United States, on March 1, 2019.
PAN AMERICAN MINERALS INC. (Authorized U.S. Representative)

By:	/s/ Rob Doyle
	Name:	Rob Doyle
	Title:	Director